Exhibit 23.1

John Kinross-Kennedy, C.P.A.
17848 Skypark Circle
Irvine, CA  92614-6401
(949) 955-2522.   Fax (949)724-3817
jkinross@zamucen.com\

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I consent to the use in this Post-Effective Amendment No.1 to the Registration Statement on Form S-1 of TeamUpSport Inc., of my auditors report dated August 23, 2012, and the related financial statements of TeamUpSport Inc., for the years ended May 31, 2012 and 2011.

In addition, I consent to the reference to me under the heading “Experts” in the registration statement.

/s/ John Kinross-Kennedy

John Kinross-Kennedy, CPA
February 5, 2013